Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Marlborough Software Development Holdings Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2013 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Signature	Title	Date

/s/ PINHAS ROMIK Pinhas Romik	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2013

/s/ JAMES P. DORE James P. Dore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2013

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section. This certification shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.